Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Announces Fourth Quarter and Fiscal 2009 Results
Fourth Quarter Net Income Increased 9.9%
Fourth Quarter EPS of $0.72 Exceeds Guidance Range

HOUSTON, TX, March 9, 2010 -- Stage Stores, Inc. (NYSE: SSI) today reported net income for the fourth quarter ended January 30, 2010 of $27.9 million, or $0.72 per diluted share, compared to net income of $25.3 million, or $0.67 per diluted share, for the prior year fourth quarter ended January 31, 2009.

For the 2009 fiscal year, the Company reported net income of $28.7 million, or $0.75 per diluted share, compared to a net loss of $65.5 million, or $(1.71) per share, for the 2008 fiscal year.  Last year’s results include a non-cash goodwill impairment charge of $95.4 million, or $2.49 per share.  Excluding the impairment charge, the Company’s net income for the 2008 fiscal year was $29.8 million, or $0.77 per diluted share.

Andy Hall, President and Chief Executive Officer, commented, “We are pleased with our fourth quarter results, in which we delivered a 9.9% increase in net income and diluted earnings per share above our guidance range.  The improved performance was once again driven by strong inventory control and expense management.  In the quarter, gross margin increased 180 basis points and SG&A expenses declined $2.1 million, despite operating 19 additional stores.  Gross profit benefited from lower clearance levels, reduced freight expense and improved physical inventory results, while the reduction in SG&A expenses reflects our continued disciplined approach to managing costs.

“We are also pleased that we were able to drive 2009 diluted earnings per share to within two cents of last year’s results in a year in which our customers were negatively impacted by the recession.  The 2009 performance was achieved by strengthening our gross profit rate by 40 basis points and reducing SG&A expenses by $12.7 million.  Our balance sheet remains in great shape.  We ended the year with no borrowings on our $250 million credit facility and $67 million more cash than last year.  Total debt obligations were $6 million lower than last year.  EBITDA for the fiscal year was $114 million and free cash

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Stage Stores Announces
Fourth Quarter Results
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flow, which we define as net cash provided by operating activities less capital expenditures, at $78 million, was our highest in five years.

“Operationally during the fiscal year, we opened 27 new stores, relocated 10 stores and expanded 3 others.  We purchased the Goody’s name through their bankruptcy auction and branded 15 of our new and relocated stores with the Goody’s nameplate.  We also increased our market share in those markets that used to overlap with a Goody’s store.  We added 12 Estee Lauder and 11 Clinique counters, which included 8 combination bays.  We completed our North/South store realignment, consolidated responsibility for all aspects of our nationwide cosmetics business, successfully rolled out a new POS software platform and completed the development of our markdown optimization tool for piloting and full roll-out in 2010.  It took a great team effort from our 13,000 associates to accomplish so much in 2009.”

 Mr. Hall concluded, “We are proud of the fact that we met our objectives and enter 2010 a stronger company than when we began 2009.  We have confidence and momentum as we embark on our 2010 goals of growth in sales, earnings and store count.”

Fiscal 2010 - First Quarter and Full Year Projections
Commenting on the Company’s projections, Mr. Hall stated, “While we believe that 2010 will be another challenging year, we are nonetheless projecting growth in sales, operating margin and diluted earnings per share.  We are planning to open 30 – 35 new stores and we expect to spend $40 - $45 million in net capital expenditures.

“For the first quarter, we are projecting comparable store sales to be in a range of down 2.0% to flat.  Within the quarter, we expect comparable store sales for March to be up mid single digits and for April to be down low to mid single digits, both of which reflect the Easter shift.”

1st Quarter 2010:
	1Q 2010 OUTLOOK			1Q 2009 ACTUAL
Sales ($mm)	$332	-	$339	$334

Diluted EPS	$(0.02)	-	$0.02	$(0.02)

Diluted Shares (m)	38,600			37,930

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Stage Stores Announces
Fourth Quarter Results
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Mr. Hall continued, “For the fiscal year, we are projecting comparable store sales to be in a range of down 1.0% to up 1.0%.”

FY 2010:
	FY 2010 OUTLOOK			FY 2009 ACTUAL
Sales ($mm)	$1,442	-	$1,470	$1,432

Diluted EPS	$0.80	-	$0.90	$0.75

Diluted Shares (m)	38,700			38,413

Conference Call Information
The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss its fourth quarter results.  Interested parties can participate in the Company’s conference call by dialing 703-639-1157.  Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's web site at www.stagestoresinc.com and then clicking on Investor Relations, then Webcasts, then the webcast link.  A replay of the conference call will be available online until midnight on Friday, March 19, 2010.

About Stage Stores
Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 758 stores located in 39 states.  The Company operates its stores under the five names of Bealls, Goody’s, Palais Royal, Peebles and Stage.  For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

Caution Concerning Forward-Looking Statements
This document contains “forward-looking statements”. Forward-looking statements reflect our expectations regarding future events and operating performance and often contain words such as "believe", "expect", "may", "will", "should", "could", "anticipate", "plan" or similar words.  In this document, forward-looking statements include comments regarding the number of stores that the Company plans to open in fiscal 2010.  Forward-looking statements also include comments regarding the Company’s outlook for comparable store sales in March and April.  Forward-looking statements also include comments regarding the Company’s sales, earnings and diluted share count projections for the first quarter of the 2010 fiscal year and full 2010 fiscal year, as well as comments regarding the estimated amount of capital expenditures for the full 2010 fiscal year.

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Stage Stores Announces
Fourth Quarter Results
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Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on March 30, 2009, and other factors as may periodically be described in our other filings with the SEC.  Forward-looking statements speak only as of the date of this document.  We do not undertake to update our forward-looking statements.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except earnings per share)
(Unaudited)

	Thirteen Weeks Ended
	January 30, 2010		January 31, 2009
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$431,680	100.0%	$455,821	100.0%
Cost of sales and related buying, occupancy
and distribution expenses	298,101	69.1%	323,113	70.9%
Gross profit	133,579	30.9%	132,708	29.1%
Selling, general and administrative expenses	87,869	20.4%	89,969	19.7%
Store opening costs	216	0.1%	600	0.1%
Interest expense, net of income of $19 and $12, respectively	1,010	0.2%	1,329	0.3%
Income before income tax	44,484	10.3%	40,810	9.0%
Income tax expense	16,632	3.9%	15,475	3.4%
Net income	$27,852	6.5%	$25,335	5.6%

Basic and diluted earnings per share data:
Basic earnings per share	$0.73		$0.67
Basic weighted average shares outstanding	38,033		37,951

Diluted earnings per share	$0.72		$0.67
Diluted weighted average shares outstanding	38,446		37,994

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except earnings per share)
(Unaudited)

	Fifty-Two Weeks Ended
	January 30, 2010		January 31, 2009
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$1,431,927	100.0%	$1,515,820	100.0%
Cost of sales and related buying, occupancy
and distribution expenses	1,040,120	72.6%	1,106,236	73.0%
Gross profit	391,807	27.4%	409,584	27.0%
Selling, general and administrative expenses	338,551	23.6%	351,246	23.2%
Store opening costs	3,041	0.2%	6,479	0.4%
Goodwill impairment	-	0.0%	95,374	6.3%
Interest expense, net of income of $96 and $23, respectively	4,388	0.3%	5,216	0.3%
Income (loss) before income tax	45,827	3.2%	(48,731)	-3.2%
Income tax expense	17,106	1.2%	16,804	1.1%
Net income (loss)	$28,721	2.0%	$(65,535)	-4.3%

Basic and diluted earnings (loss) per share data:
Basic earnings (loss) per share	$0.76		$(1.71)
Basic weighted average shares outstanding	38,029		38,285

Diluted earnings (loss) per share	$0.75		$(1.71)
Diluted weighted average shares outstanding	38,413		38,285

Supplemental Information

Net income (loss):
On a U.S. GAAP basis	$28,721		$(65,535)
Goodwill impairment	-		95,374
On a non-GAAP basis	$28,721		$29,839

Diluted earnings (loss) per share:
On a U.S. GAAP basis	$0.75		$(1.71)
Goodwill impairment	-		2.49
On a non-GAAP basis	$0.75		$0.77

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	January 30, 2010	January 31, 2009

ASSETS
Cash and cash equivalents	$93,714	$26,278
Merchandise inventories, net	306,360	314,517
Current deferred taxes	2,535	385
Prepaid expenses and other current assets	24,560	30,439
Total current assets	427,169	371,619

Property, equipment and leasehold improvements, net	342,001	367,135
Intangible asset	14,910	14,910
Other non-current assets, net	16,351	14,379
Total assets	$800,431	$768,043

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$100,602	$97,760
Income taxes payable	12,752	639
Current portion of debt obligations	12,726	11,161
Accrued expenses and other current liabilities	56,936	60,088
Total current liabilities	183,016	169,648

Long-term debt obligations	38,492	45,851
Deferred taxes	11,899	8,208
Other long-term liabilities	90,978	94,333
Total liabilities	324,385	318,040

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized,
56,080 and 55,849 shares issued, respectively	561	558
Additional paid-in capital	501,800	494,765
Less treasury stock - at cost, 18,071 and 17,986 shares, respectively	(288,079)	(286,751)
Accumulated other comprehensive loss	(5,897)	(5,138)
Retained earnings	267,661	246,569
Total stockholders' equity	476,046	450,003
Total liabilities and stockholders' equity	$800,431	$768,043

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Fifty-Two Weeks Ended
	January 30, 2010	January 31, 2009

Cash flows from operating activities:
Net income (loss)	$28,721	$(65,535)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and leasehold impairments	63,459	58,985
Gain on insurance proceeds related to property, equipment and leasehold improvements	(1,460)	-
Goodwill impairment	-	95,374
Deferred income taxes	2,443	11,419
Tax (deficiency) benefits from stock-based compensation	(872)	1,356
Stock-based compensation expense	6,659	7,671
Amortization of debt issuance costs	290	263
Excess tax benefits from stock-based compensation	(136)	(2,207)
Deferred compensation obligation	121	494
Amortization of employee benefit related costs	520	-
Construction allowances from landlords	3,875	17,536
Other changes in operating assets and liabilities:
Decrease in merchandise inventories	8,157	28,105
Decrease in other assets	1,938	25,319
Increase (decrease) in accounts payable and other liabilities	7,221	(15,997)
Total adjustments	92,215	228,318
Net cash provided by operating activities	120,936	162,783

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(42,707)	(99,841)
Proceeds from insurance and retirements of property, equipment
and leasehold improvements	2,954	3
Net cash used in investing activities	(39,753)	(99,838)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	139,278	445,685
Payments of revolving credit facility borrowings	(139,278)	(509,189)
Proceeds from long-term debt obligations	5,585	27,486
Payments of long-term debt obligations	(11,379)	(7,564)
Payments of debt issuance costs	(40)	(248)
Repurchases of common stock	(1,327)	(9,060)
Proceeds from exercise of stock options and stock appreciation rights	907	4,687
Excess tax benefits from stock-based compensation	136	2,207
Cash dividends paid	(7,629)	(7,699)
Net cash used in financing activities	(13,747)	(53,695)
Net increase in cash and cash equivalents	67,436	9,250

Cash and cash equivalents:
Beginning of period	26,278	17,028
End of period	$93,714	$26,278